Exhibit 99.2

Consolidated Statements of Operations

(U.S. dollars in thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	March 31		March 31
	2003	2002	2003	2002

Net sales and operating revenues	$81,865	$82,678	$312,149	$308,874
Other income (loss)	(3)	1	(11)	(1)

	81,862	82,679	312,138	308,873

Operating costs and expenses:
Cost of products sold	49,162	49,662	190,932	187,418
Selling, general and administrative expenses	30,825	27,063	97,082	87,990
Depreciation and amortization	1,735	1,388	5,045	4,132
Restructuring charge	—	—	—	2,703

	81,722	78,113	293,059	282,243

Operating income	140	4,566	19,079	26,630

Foreign currency transaction gains (losses)	(131)	(33)	37	262
Interest income	64	266	223	1,301
Interest expense	(249)	(102)	(831)	(302)

Income (loss) before income taxes	(176)	4,697	18,508	27,891
Income taxes	228	2,294	8,433	12,774

Net income (loss)	$(404)	$2,403	$10,075	$15,117

Basic net income (loss) per average common share	$(0.02)	$0.10	$0.48	$0.58
Diluted net income (loss) per average common share	$(0.02)	$0.10	$0.47	$0.57

Average common shares outstanding	20,600	24,175	21,053	25,900
Average common shares outstanding assuming dilution	20,600	24,670	21,240	26,371

Consolidated Balance Sheets

(U.S. dollars, in thousands, except share data)

(Unaudited)

	March 31	June 30	March 31
	2003	2002	2002
Assets
Current Assets
Cash and short-term investments	$10,915	$14,699	$36,601
Accounts receivable, less allowance for doubtful accounts	14,241	12,903	13,748
Inventories	87,240	81,314	82,497
Other current assets	1,966	1,300	1,975
Deferred income taxes	1,417	1,374	2,174

Total current assets	115,779	111,590	136,995

Property and equipment, less accumulated depreciation and amortization	30,667	29,604	22,438
Other assets	659	328	336
Deferred income taxes	3,731	3,580	2,878

Total Assets	$150,836	$145,102	$162,647

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$19,064	$12,793	$13,227
Accrued expenses	13,509	19,445	15,726
Income taxes payable	3,081	8,365	15,446
Long-term bank indebtedness—current portion	1,361	—	—
Obligation under capital leases—current portion	187	164	—
Deferred service contract revenue—current portion	6,810	6,226	5,656

Total current liabilities	44,012	46,993	50,055

Long-term bank indebtedness—non-current portion	5,442	—	—
Obligation under capital leases—non-current portion	390	384	—
Deferred service contract revenue—non current portion	5,387	4,975	4,896
Other liabilities	4,501	4,304	2,400

Total liabilities	59,732	56,656	57,351

Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $1 par value, 40,000,000 shares authorized, 32,360,375, 32,091,097 and 31,857,135, respectively, issued	32,360	32,091	31,857
Additional paid-in capital	159,311	157,684	155,932
Common stock in treasury, at cost, 11,857,093, 10,337,243 and 8,518,692 shares, respectively	(123,760)	(111,527)	(89,182)
Retained earnings	37,395	27,320	28,869
Accumulated other comprehensive loss	(14,202)	(17,122)	(22,180)

Total stockholders’ equity	91,104	88,446	105,296

Commitments and contingencies
Total Liabilities and Stockholders’ Equity	$150,836	$145,102	$162,647

Consolidated Statements of Cash Flows

(U.S. dollars in thousands)

(Unaudited)

	Nine months ended
	March 31
	2003	2002
Cash flows from operating activities:
Net income	$10,075	$15,117
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	5,045	4,132
Stock-based compensation	877	1,013
Other	36	16

Cash provided by (used in) assets and liabilities:
Accounts receivable	(960)	(1,708)
Inventories	(3,071)	3,228
Other current assets	(665)	(897)
Accounts payable	5,558	(5,881)
Accrued expenses	(6,603)	2,572
Income taxes payable	(5,250)	(8,345)
Deferred service contract revenue	606	972

Net cash provided by operating activities	5,648	10,219

Cash flows from investing activities:
Additions to property and equipment	(4,779)	(7,902)
Proceeds from sales of property and equipment	61	124
Other investing activities	(154)	(372)

Net cash used in investing activities	(4,872)	(8,150)

Cash flows from financing activities:
Short-term bank borrowings	47,796	—
Repayments of short-term bank borrowings	(48,224)	—
Long-term bank indebtedness	6,803	—
Proceeds from issuance of common stock to employee plans	978	1,203
Proceeds from exercise of stock options	43	2,394
Repayment of obligation under capital leases	11	—
Purchase of treasury stock	(12,233)	(53,567)

Net cash used in financing activities	(4,826)	(49,970)

Effect of exchange rate changes on cash	266	(1,731)

Net decrease in cash and short-term investments	(3,784)	(49,632)
Cash and short-term investments, beginning of period	14,699	86,233

Cash and short-term investments, end of period	$10,915	$36,601